Exhibit 10(a)(ii)

AMENDMENT NO. 1
TO THE
TI DEFERRED COMPENSATION PLAN
(EFFECTIVE JANUARY 1, 2009)

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Deferred Compensation Plan (Effective January 1, 2009) (the “Plan”), does hereby amend the Plan effective as of January 1, 2010, except as otherwise provided herein, as follows:

1.      Article I of the Plan is amended by adding the following new Section 1-6A:

Sec. 1-6A.   Change in Control.  “Change in Control” means an event that will be deemed to have occurred:

(i)
On the date any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  However, if any Person is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control;

(ii)
On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or

(iii)
On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value equal to or more than eighty percent (80%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company.

(iv)	For purposes of (i), (ii) and (iii) above,

(a)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;

(b)	“Board” means the Board of Directors of the Company;

(c)
“Person” shall have the meaning given in Section 7701(a)(1) of the Code.  Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code; and

(d)
“Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.

(v)
Notwithstanding the foregoing, in no case will an event in (i), (ii) or (iii) be treated as a Change in Control unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.

2.      Article I of the Plan is amended further by adding the following new Section 1-18A:

      Sec. 1-18A.    Involuntary Termination.  “Involuntary Termination” shall mean a Termination of Employment, other than for cause due to the independent exercise of unilateral authority of TI to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue to perform services, in accordance with Treas. Reg. § 1.409A-1(n)(1) or any successor provision.

3.      Article I of the Plan is amended further by adding the following new Section 1-22A:

      Sec.  1-22A.   Specified Employee.  “Specified Employee” shall mean an employee who is a “specified employee” (as defined in Section 409A(2)(B)(i) of the Code) for the applicable period, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(i), or any successor provision.

4.      Article I of the Plan is amended further by adding the following new Section 1-23A:

      Sec. 1-23A.    Termination of Employment.  “Termination of Employment” shall mean the date on which the Participant has incurred a “separation from service” within the meaning of Treasury Regulation section 1.409A-1(h) or any successor provision.

5.      Section 2-3 of the Plan is amended, effective as of January 1, 2009, by striking said Section and substituting in lieu thereof the following new Section 2-3:

  Sec. 2-3.       Participation in a Benefit Restoration Account for Participants in the TI Contribution and 401(k) Savings Plan.

(i)	An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of the Participant will be credited with the excess of:

(a)
the sum, if any, of (1) the contributions which would have been credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year if the Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan, was not subject to the limitations under Section 401(a)(17) of the Code and/or Section 415 of the Code for such Plan Year, and (2) if the Eligible Employee is a Designated Employee, the contributions which would have been credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year, if the Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan, had not been reduced during that Plan Year because the Participant deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year; over

(b)	the contributions actually credited to such Participant’s “Contribution Account” for such Plan Year.

(ii)	An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of such Participant will be credited with an amount equal to the excess of:

(a)
the lesser of (1) four percent (4%) of the Eligible Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan for that Plan Year if the Eligible Employee’s “Compensation” (A) was not subject to the limitations under Section 401(a)(17) and/or Section 415 of the Code for such Plan Year and, (B) in the case of an Eligible Employee who is a Designated Employee, had not been reduced during that Plan Year because the Eligible Employee deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year, or (2) the sum of (A) the “Employer 401(k) Contributions actually credited to such Eligible Employee’s “401(k) Account” pursuant to Section 4-1(a) of the TI Contribution and 401(k) Savings Plan, plus (B) the amount of the Regular Compensation and/or a Year-End Performance Bonus which was paid in such Plan Year deferred by the Eligible Employee under this Plan for such Plan Year; over

(b)	the “Employer 401(m) Contributions” actually credited to such Participant’s “401(k) Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year;

provided that no benefit restoration shall be made pursuant to this Section 2-3(ii) unless the Eligible Employee has made an election under the TI Contribution and 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, including, in the case of any Participant eligible to make catch-up contributions, the maximum amount of catch-up contributions permitted under Section 414(v) of the Code.

6.      Section 2-4 of the Plan is amended, effective as of January 1, 2009, by striking said Section and substituting in lieu thereof the following new Section 2-4:

Sec. 2-4.      Participation in a Benefit Restoration Account for Participants in the TI 401(k) Savings Plan.  A Designated Employee who otherwise is an Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of such Participant will be credited with “Employer Matched Savings Contributions” not credited to the Participant’s “401(k) Account” under the TI 401(k) Savings Plan for that Plan Year solely because the Participant deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year, as of the earliest date the Regular Compensation or Year-End Performance Bonus is credited to the Participant’s Deferred Compensation Account pursuant to Section 3-2 below; provided that the Participant has made an election under the TI 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, and provided further that such contribution, when added to any “Matched Savings Contribution” actually made pursuant to the TI 401(k) Savings Plan, does not exceed 2% of such Participant’s Compensation during the Plan Year as limited by Section 401(a)(17) of the Code.

7.      Section 3-7 of the Plan is amended by adding the following new Section 3-7(iii) and renumbering current Sections 3-7(iii) and (iv) as Sections 3-7(iv) and (v):

(iii)	(a)
Notwithstanding the foregoing, in the event a Participant experiences an Involuntary Termination within 24 months after a Change in Control, such Participant shall receive a distribution of the balances credited to the Participant’s Accounts which are attributable to amounts credited to those Accounts in Plan Years beginning on and after January 1, 2010, except that with respect to amounts credited to a Participant’s Account attributable to deferred Year-End Performance Bonuses and deferred Cash Profit Sharing Compensation, the provisions of this Section 3-7(iii)(a) shall only apply to such amounts credited to the Participant’s Accounts beginning on and after January 1, 2011.

(b)
To the extent permitted without additional tax or penalty by Section 409A of the Code, the amounts to be distributed pursuant to this Section 3-7(iii) shall be paid in a lump sum on, or as soon as practicable (but no later than ninety (90) days) after, the Participant’s Involuntary Termination, provided, however, that if the Participant is a Specified Employee upon such Involuntary Termination, and the limitations set forth in Section 409A(a)(2)(B)(i) of the Code are applicable to such Participant, said amounts shall be distributed in a lump sum as soon as practicable (but no more than ten (10) days) after, the earlier of (1) the first day of the seventh month following such Participant’s Involuntary Termination, or, (2) the date of death of such Participant; and

(c)
To the extent that distributions of amounts pursuant to this Section 3-7(iii) are not permitted without additional tax or penalty by Section 409A of the Code, the affected Participants shall receive distribution of the amounts referred to in this Section 3-7(iii) at the appropriate Scheduled Distribution Dates and in the appropriate forms of payment otherwise elected by such Participants.

The undersigned hereby adopts this AMENDMENT NO. 1 TO THE TI DEFERRED COMPENSATION PLAN on this 22 day of December, 2009, effective as of the dates set forth above, reflecting amendments approved by the Compensation Committee of the Board of Directors of Texas Instruments Incorporated on September 17, 2009 and amendments adopted pursuant to authority delegated by the Board of Directors of Texas Instruments Incorporated.

By:	/s/ Darla Whitaker
Darla Whitaker
Senior Vice President – Human Resources